Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended March 31, 2018 Earnings
Houston, Texas — May 7, 2018 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended March 31, 2018 and provided an operational update.
Recent Highlights:

•	Produced 76.8 thousand barrels of oil equivalent per day ("MBoepd") in the first quarter of 2018, representing an increase of 22% over the first quarter of 2017.

•
Completed and placed on production 17 gross (11.2 net) operated wells, including 16 gross (10.2 net) operated wells in the Williston Basin and 1 gross (1.0 net) operated well in the Delaware Basin, in the first quarter of 2018.

•	Oil differentials improved to $1.67 off of NYMEX West Texas Intermediate crude oil index price (“WTI”) in the first quarter of 2018, approximately a 65% decrease over the first quarter of 2017.

•	Lease operating expenses ("LOE") per barrels of oil equivalent ("Boe") decreased over 15% to $6.48 in the first quarter of 2018 compared to $7.71 per Boe in the first quarter of 2017.

•	Exploration and production (“E&P”) capital expenditures (“CapEx”) were $176.9 million for the three months ended March 31, 2018.

•	Closed on the Permian Basin Acquisition from Forge Energy on February 14, 2018, adding an average of approximately 3.6 MBoepd of production and approximately 22,000 net undeveloped acres.

•
Delivered net cash provided by operating activities was $228.4 million and Adjusted EBITDA of $232.9 million for the first quarter of 2018. For a definition of Adjusted EBITDA and reconciliations of Adjusted EBITDA to net income (loss) including non-controlling interests and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

“Oasis delivered a formidable start to the year by growing volumes to 76,800 Boe per day in the first quarter while maintaining top tier capital efficiency and recycle ratio,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “Our strong start to the year enables the company to stand by its projection of being free cash flow positive on our E&P business for the year, while continuing to grow volumes 15% to 20% year over year. Internally controlled infrastructure through OMS supported flow assurance, reduced costs, and provided access to liquid marketing points. This combination resulted in reduced downtime and per barrel operating costs in spite of abnormally difficult winter conditions. Also, our access to liquid marketing points as a result of strategic investments in our integrated midstream infrastructure continue to help us realize improved price differentials. We closed the Permian Basin Acquisition on February 14, 2018 and we have now taken over operations. Expansion of our service partnerships developed in the Williston Basin has helped us secure critical services at market competitive prices. Continued positive results of our wells and offsets give us confidence in our plan. Our completion cadence is on track, if not a little ahead, and we have secured a second rig for the Permian which should spud by the end of May. We have increased our full year guidance to 81.0 to 84.0 MBoepd and expect production in the second quarter of 2018 to be 76.0 to 80.5 MBoepd, with the Williston being between 72.5 and 76.5 MBoepd and the Delaware being around 3.5 to 4.0 MBoepd.”

Operating Guidance Update
The following table presents actual results for the first quarter of 2018 as well as updated full year 2018 guidance for certain operating data:

Metric	1Q 2018 Actual	Prior Full Year Guidance	Updated Full Year Guidance
Production (MBoepd)	76.8	80.0 - 83.0	81.0 - 84.0
Differential to WTI ($ per Bbl)	$1.67	$1.50 - $2.00	$1.50 - $2.00
LOE ($ per Boe)	$6.48	$7.00 - $7.50	$6.50 - $7.50
Marketing, transportation and gathering expenses (“MT&G”)($ per Boe)(1)	$3.01	$2.75 - $3.00	$2.75 - $3.00
Production taxes (% of oil & gas revenue)	8.5%	8.1% - 8.4%	8.2% - 8.5%
General and administrative expenses (“G&A”) ($ in millions)	$27.9	$105.0 - $115.0	$105.0 - $115.0
CapEx ($ in millions)
E&P CapEx	$176.9	$815.0 - $855.0	$815.0 - $855.0
OMS and OWS CapEx	$93.1	$235.0 - $275.0	$235.0 - $275.0
Other CapEx	$6.3	$40.0	$40.0
___________________

(1)	Excludes non-cash valuation charges on pipeline imbalances.

Operational and Financial Update
The following table presents select operational and financial data for the periods presented:

	Quarter Ended:
	3/31/2018	12/31/2017	3/31/2017
Production data:
Oil (Bopd)	58,713	57,238	49,281
Natural gas (MMcfpd)	108,635	95,812	83,470
Total production (Boepd)	76,819	73,207	63,192
Percent Oil	76.4%	78.2%	78.0%
Average sales prices:
Oil, without derivative settlements ($ per Bbl)	$61.20	$54.97	$47.03
Differential to WTI ($ per Bbl)	1.67	0.50	4.88
Oil, with derivative settlements ($ per Bbl)(1)(2)	54.18	53.41	45.24
Oil derivative settlements - net cash payments ($ in millions)(2)	(37.1)	(8.2)	(8.0)
Natural gas, without derivative settlements ($ per Mcf)(3)	4.12	4.64	3.81
Natural gas, with derivative settlements ($ per Mcf)(1)(2)(3)	4.13	4.72	3.82
Natural gas derivative settlements - net cash receipts ($ in millions)(2)	0.1	0.7	—
Selected financial data ($ in millions):
Revenues:
Oil revenues	$323.4	$289.5	$208.6
Natural gas revenues	40.3	40.9	28.7
Purchased oil and gas sales	18.0	31.1	27.6
Midstream revenues	27.9	23.8	14.6
Well services revenues	11.6	19.2	5.6
Total revenues	$421.2	$404.5	$285.1
Net cash provided by operating activities	228.4	209.1	107.8
Adjusted EBITDA	232.9	236.2	150.6
Select operating expenses:
LOE	$44.8	$43.3	$43.9
Midstream operating expenses	8.0	6.7	3.3
Well services operating expenses(5)	7.4	13.4	4.6
MT&G(4)	20.8	19.0	10.1
Non-cash valuation charges	0.2	(1.3)	0.9
Purchased oil and gas expenses	18.0	31.6	28.0
Production taxes	31.0	27.8	20.3
Depreciation, depletion and amortization (“DD&A”)	149.3	146.6	126.7
Total select operating expenses	$279.5	$287.1	$237.8
Select operating expenses data:
LOE ($ per Boe)	$6.48	$6.42	$7.71
MT&G ($ per Boe)(4)	3.01	2.83	1.77
DD&A ($ per Boe)	21.59	21.76	22.27
E&P G&A ($ per Boe)	3.40	2.93	3.54
Production taxes (% of oil and gas revenue)	8.5%	8.4%	8.6%
___________________

(1)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes.

(2)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)	Excludes non-cash valuation charges on pipeline imbalances.

(5)
For the three months ended March 31, 2017, well services operating expenses have been adjusted to include $0.7 million for certain well services direct field labor compensation expenses which were previously recognized in general and administrative expenses on the Company’s Condensed Consolidated Statements of Operations.

G&A totaled $27.9 million in the first quarter of 2018, $23.2 million in the first quarter of 2017 and $24.6 million in the fourth quarter of 2017. Amortization of equity-based compensation, which is included in G&A, was $6.8 million, or $0.98 per Boe, in the first quarter of 2018 as compared to $6.7 million, or $1.18 per Boe, in the first quarter of 2017 and $6.1 million, or $0.90 per Boe, in the fourth quarter of 2017. G&A for the Company’s E&P segment totaled $23.5 million in the first quarter of 2018, $20.1 million in the first quarter of 2017 and $19.7 million in the fourth quarter of 2017.
Interest expense was $37.1 million for the first quarter of 2018 as compared to $36.3 million for the first quarter of 2017 and $36.3 million for the fourth quarter of 2017. Capitalized interest totaled $4.5 million for the first quarter of 2018, $2.8 million for the first quarter of 2017 and $4.0 million for the fourth quarter of 2017. Cash Interest totaled $37.2 million for the first quarter of 2018, $35.1 million for the first quarter of 2017 and $35.9 million for the fourth quarter of 2017. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
For the three months ended March 31, 2018, the Company recorded an income tax expense of $0.8 million, resulting in an 18.2% effective tax rate as a percentage of its pre-tax income for the quarter. The Company recorded an income tax benefit of $202.8 million, resulting in a 271.5% effective tax rate as a percentage of its pre-tax loss for the three months ended December 31, 2017.
For the first quarter of 2018, the Company reported net income of $0.6 million, or $0.00 per diluted share, as compared to a net income of $23.8 million, or $0.10 per diluted share, for the first quarter of 2017. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $30.2 million, or $0.10 per diluted share, in the first quarter of 2018, as compared to Adjusted Net Loss Attributable to Oasis of $11.5 million, or $0.05 per diluted share, in the first quarter of 2017. For a definition of Adjusted Net Income (Loss) Attributable to Oasis and a reconciliation of net income (loss) attributable to Oasis to Adjusted Net Income (Loss) Attributable to Oasis, see “Non-GAAP Financial Measures” below. Adjusted EBITDA for the first quarter of 2018 was $232.9 million, as compared to Adjusted EBITDA of $150.6 million for the first quarter of 2017. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

1Q 2018
CapEx ($ in millions):
E&P	$176.9
Well services	4.3
Other(1)	6.3
Total CapEx before acquisitions and midstream	187.5
Midstream	88.8
Total CapEx before acquisitions	276.3
Acquisitions	890.9
Total CapEx(2)	$1,167.2
___________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
Total CapEx reflected in the table above differs from the amounts for capital expenditures and acquisitions shown in the statements of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for CapEx, while the amounts presented in the statements of cash flows is presented on a cash basis.

The Company’s CapEx totaled $1,167.2 million for the three months ended March 31, 2018, of which $890.9 million was related to acquisitions. Excluding acquisitions, Oasis continues to expect total CapEx to be approximately $1,090 million and $1,170 million for the full year 2018.
Hedging Activity
As of May 7, 2018, the Company had the following outstanding commodity derivative contracts, which settle monthly and are priced off of WTI for crude oil and NYMEX Henry Hub for natural gas:

	Three Months Ending	Six Months Ending
	June 30, 2018	December 31, 2018	June 30, 2019	December 31, 2019
Crude oil (Volume in MBblpd)
Swaps
Volume	45.3	41.5	13.0	13.0
Price	$52.80	$53.00	$53.47	$53.47
Collars
Volume	3.0	3.0	1.0	1.0
Floor	$48.67	$48.67	$50.00	$50.00
Ceiling	$53.07	$53.07	$71.00	$71.00
3-way
Volume	—	—	10.0	9.0
Sub-Floor	$—	$—	$40.50	$40.00
Floor	$—	$—	$51.00	$50.56
Ceiling	$—	$—	$68.56	$67.80
Total Crude Oil Volume	48.3	44.5	24.0	23.0

Natural Gas (Volume in MMBtupd)
Swaps
Volume	23,000	29,000	3,000	—
Price	$3.05	$3.02	$2.93	$—
Total Natural Gas Volume	23,000	29,000	3,000	—
The March 2018 crude oil derivative contracts settled at a net $15.0 million paid in April 2018 and will be included in the Company’s second quarter 2018 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Tuesday, May 8, 2018
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/25387
OR:
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	3184311
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Tuesday, May 15, 2018 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088

Replay code:	10119291
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Richard Robuck, (281) 404-9600
SVP Finance & Treasurer
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources in the United States. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2018	December 31, 2017
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$17,735	$16,720
Accounts receivable, net	370,978	363,580
Inventory	23,039	19,367
Prepaid expenses	5,954	7,631
Derivative instruments	—	344
Intangible assets, net	958	—
Other current assets	193	193
Total current assets	418,857	407,835
Property, plant and equipment
Oil and gas properties (successful efforts method)	8,911,096	7,838,955
Other property and equipment	963,871	868,746
Less: accumulated depreciation, depletion, amortization and impairment	(2,688,361)	(2,534,215)
Total property, plant and equipment, net	7,186,606	6,173,486
Derivative instruments	—	9
Long-term inventory	12,506	12,200
Other assets	20,961	21,600
Total assets	$7,638,930	$6,615,130
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$16,127	$13,370
Revenues and production taxes payable	245,198	213,995
Accrued liabilities	233,422	236,480
Accrued interest payable	20,681	38,963
Derivative instruments	149,657	115,716
Advances from joint interest partners	4,888	4,916
Other current liabilities	40	40
Total current liabilities	670,013	623,480
Long-term debt	2,696,534	2,097,606
Deferred income taxes	306,749	305,921
Asset retirement obligations	51,955	48,511
Derivative instruments	19,699	19,851
Other liabilities	7,822	6,182
Total liabilities	3,752,772	3,101,551
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 shares authorized; 319,384,813 shares issued and 317,363,008 shares outstanding at March 31, 2018 and 270,627,014 shares issued and 269,295,466 shares outstanding at December 31, 2017	3,154	2,668
Treasury stock, at cost: 2,021,805 and 1,331,548 shares at March 31, 2018 and December 31, 2017, respectively	(28,200)	(22,179)
Additional paid-in capital	3,055,003	2,677,217
Retained earnings	718,575	717,985
Oasis share of stockholders’ equity	3,748,532	3,375,691
Non-controlling interests	137,626	137,888
Total stockholders’ equity	3,886,158	3,513,579
Total liabilities and stockholders’ equity	$7,638,930	$6,615,130

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$363,671	$237,252
Purchased oil and gas sales	18,037	27,631
Midstream revenues	27,922	14,606
Well services revenues	11,586	5,627
Total revenues	421,216	285,116
Operating expenses
Lease operating expenses	44,781	43,872
Midstream operating expenses	7,985	3,327
Well services operating expenses	7,387	4,560
Marketing, transportation and gathering expenses	21,013	10,951
Purchased oil and gas expenses	17,998	28,002
Production taxes	31,000	20,299
Depreciation, depletion and amortization	149,265	126,666
Exploration expenses	769	1,489
Impairment	93	2,682
General and administrative expenses	27,940	23,176
Total operating expenses	308,231	265,024
Operating income	112,985	20,092
Other income (expense)
Net gain (loss) on derivative instruments	(71,116)	56,075
Interest expense, net of capitalized interest	(37,146)	(36,321)
Other income (expense)	(183)	16
Total other income (expense)	(108,445)	19,770
Income before income taxes	4,540	39,862
Income tax expense	(828)	(16,037)
Net income including non-controlling interests	3,712	23,825
Less: Net income attributable to non-controlling interests	3,122	—
Net income attributable to Oasis	$590	$23,825
Earnings attributable to Oasis per share:
Basic	$0.00	$0.10
Diluted	0.00	0.10
Weighted average shares outstanding:
Basic	290,105	233,068
Diluted	291,738	237,900

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Operating results (in thousands):
Revenues
Oil revenues	$323,386	$208,594
Natural gas revenues	40,285	28,658
Purchased oil and gas sales	18,037	27,631
Midstream revenues	27,922	14,606
Well services revenues	11,586	5,627
Total revenues	$421,216	$285,116
Production data:
Oil (MBbls)	5,284	4,435
Natural gas (MMcf)	9,777	7,512
Oil equivalents (MBoe)	6,914	5,687
Average daily production (Boe per day)	76,819	63,192
Average sales prices:
Oil, without derivative settlements (per Bbl)	$61.20	$47.03
Oil, with derivative settlements (per Bbl)(1)	54.18	45.24
Natural gas, without derivative settlements (per Mcf)(2)	4.12	3.81
Natural gas, with derivative settlements (per Mcf)(1)(2)	4.13	3.82
Costs and expenses (per Boe of production):
Lease operating expenses	$6.48	$7.71
MT&G(3)	3.01	1.77
Production taxes	4.48	3.57
Depreciation, depletion and amortization	21.59	22.27
G&A(4)	4.04	4.08
E&P G&A	3.40	3.54

___________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

(4)
For the three months ended March 31, 2017, well services operating expenses have been adjusted to include $0.7 million for certain well services direct field labor compensation expenses which were previously recognized in general and administrative expenses on our Condensed Consolidated Statements of Operations.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net income including non-controlling interests	$3,712	$23,825
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	149,265	126,666
Impairment	93	2,682
Deferred income taxes	828	16,037
Derivative instruments	71,116	(56,075)
Equity-based compensation expenses	6,754	6,708
Deferred financing costs amortization and other	5,475	4,940
Working capital and other changes:
Change in accounts receivable, net	(5,708)	(22,478)
Change in inventory	(3,672)	(3,679)
Change in prepaid expenses	492	282
Change in other current assets	—	(110)
Change in long-term inventory and other assets	(315)	(4)
Change in accounts payable, interest payable and accrued liabilities	(244)	6,060
Change in other current liabilities	—	2,945
Change in other liabilities	563	—
Net cash provided by operating activities	228,359	107,799
Cash flows from investing activities:
Capital expenditures	(254,838)	(96,047)
Acquisitions	(520,728)	—
Derivative settlements	(36,974)	(7,960)
Advances from joint interest partners	(28)	(759)
Net cash used in investing activities	(812,568)	(104,766)
Cash flows from financing activities:
Proceeds from Revolving Credit Facilities	1,470,000	246,000
Principal payments on Revolving Credit Facilities	(875,000)	(241,000)
Deferred financing costs	(215)	—
Purchases of treasury stock	(6,021)	(5,419)
Distributions to non-controlling interests	(3,450)	—
Other	(90)	(55)
Net cash provided by (used in) financing activities	585,224	(474)
Increase in cash and cash equivalents	1,015	2,559
Cash and cash equivalents:
Beginning of period	16,720	11,226
End of period	$17,735	$13,785
Supplemental non-cash transactions:
Change in accrued capital expenditures	$12,855	$8,396
Change in asset retirement obligations	3,453	787
Issuance of shares in connection with the Permian Basin Acquisition	371,220	—

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Interest expense	$37,146	$36,321
Capitalized interest	4,451	2,820
Amortization of deferred financing costs	(1,761)	(1,690)
Amortization of debt discount	(2,618)	(2,355)
Cash Interest	$37,218	$35,096

Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended March 31,
	2018	2017
	(In thousands)
Net income including non-controlling interests	$3,712	$23,825
Net (gain) loss on derivative instruments	71,116	(56,075)
Derivative settlements(1)	(36,974)	(7,960)
Interest expense, net of capitalized interest	37,146	36,321
Depreciation, depletion and amortization	149,265	126,666
Impairment	93	2,682
Exploration expenses	769	1,489
Equity-based compensation expenses	6,754	6,708
Income tax expense	828	16,037
Other non-cash adjustments	209	912
Adjusted EBITDA	232,918	150,605
Adjusted EBITDA attributable to non-controlling interests	3,911	—
Adjusted EBITDA attributable to Oasis	229,007	150,605
Cash Interest	(37,218)	(35,096)
Capital expenditures(2)	(1,167,228)	(109,795)
Capitalized interest	4,451	2,820
Free Cash Flow	$(970,988)	$8,534

Net cash provided by operating activities	$228,359	$107,799
Derivative settlements(1)	(36,974)	(7,960)
Interest expense, net of capitalized interest	37,146	36,321
Exploration expenses	769	1,489
Deferred financing costs amortization and other	(5,475)	(4,940)
Changes in working capital	8,884	16,984
Other non-cash adjustments	209	912
Adjusted EBITDA	232,918	150,605
Adjusted EBITDA attributable to non-controlling interests	3,911	—
Adjusted EBITDA attributable to Oasis	229,007	150,605
Cash Interest	(37,218)	(35,096)
Capital expenditures(2)	(1,167,228)	(109,795)
Capitalized interest	4,451	2,820
Free Cash Flow	$(970,988)	$8,534
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
Capital expenditures (including acquisitions) reflected in the table above differ from the amounts shown in the statements of cash flows in our condensed consolidated financial statements because amounts reflected in the table include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis. Acquisitions totaled $891.0 million and $2.6 million for the three months ended March 31, 2018 and 2017, respectively.
The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes including non-controlling interests to the non-GAAP financial measure of Adjusted EBITDA for our three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended March 31,
	2018	2017
	(In thousands)
Income (loss) before income taxes including non-controlling interests	$(28,184)	$20,736
Gain on extinguishment of debt	—	(56,075)
Net loss on derivative instruments	71,116	—
Derivative settlements(1)	(36,974)	(7,960)
Interest expense, net of capitalized interest	36,884	36,321
Depreciation, depletion and amortization	145,203	124,409
Impairment	93	2,682
Exploration expenses	769	1,489
Equity-based compensation expenses	6,454	6,499
Other non-cash adjustments	209	912
Adjusted EBITDA	$195,570	$129,013
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(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended March 31,
	2018	2017
	(In thousands)
Income before income taxes including non-controlling interests	$31,979	$20,761
Interest expense, net of capitalized interest	262	—
Depreciation, depletion and amortization	6,629	3,458
Equity-based compensation expenses	370	348
Adjusted EBITDA	$39,240	$24,567

Well Services
	Three Months Ended March 31,
	2018	2017
	(In thousands)
Income (loss) before income taxes including non-controlling interests	$8,107	$(3,588)
Depreciation, depletion and amortization	3,690	3,164
Equity-based compensation expenses	385	396
Adjusted EBITDA	$12,182	$(28)

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended March 31,
	2018	2017
	(In thousands, except per share data)
Net income attributable to Oasis	$590	$23,825
Net (gain) loss on derivative instruments	71,116	(56,075)
Derivative settlements(1)	(36,974)	(7,960)
Impairment	93	2,682
Amortization of deferred financing costs	1,761	1,690
Amortization of debt discount	2,618	2,355
Other non-cash adjustments	209	912
Tax impact(2)	(9,217)	21,103
Adjusted Net Income (Loss) Attributable to Oasis	$30,196	$(11,468)

Diluted earnings attributable to Oasis per share	$0.00	$0.10
Net (gain) loss on derivative instruments	0.24	(0.24)
Derivative settlements(1)	(0.13)	(0.03)
Impairment	0.00	0.01
Amortization of deferred financing costs	0.01	0.01
Amortization of debt discount	0.01	0.01
Other non-cash adjustments	0.00	0.00
Tax impact(2)	(0.03)	0.09
Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share	$0.10	$(0.05)

Diluted weighted average shares outstanding(3)	291,738	233,068

Effective tax rate applicable to adjustment items	23.7%	37.4%
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(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.

(3)
No unvested stock awards were included in computing Adjusted Diluted Loss Attributable to Oasis Per Share for the three months ended March 31, 2017 because the effect was anti-dilutive due to adjusted net loss.